Registration No. 333-______
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                               ------------------

                               MORTGAGE.COM, INC.
             (Exact name of registrant as specified in its charter)

                    Florida                                  65-0435281
        (State or other jurisdiction of                   (I.R.S. Employer
         incorporation or organization)                  Identification No.)

          1643 North Harrison Parkway                           33323
                Sunrise, Florida                             (Zip Code)
    (Address of principal executive offices)

            Amended and Restated Mortgage.com, Inc. Stock Option Plan
                            (Full title of the plan)
                                   Copies to:

    Seth S. Werner            Luther F. Sadler, Jr.
Chief Executive Officer          Foley & Lardner              Michael Brenner
  Mortgage.com, Inc.         The Greenleaf Building     Executive Vice President
1643 North Harrison Parkway     200 Laura Street           Mortgage.com, Inc.
Sunrise, Florida 33324   Jacksonville, Florida 32202 1643 North Harrison Parkway
    (954) 838-5000               (904) 359-7205          Sunrise, Florida 33324
(Name, address and telephone                                 (954) 838-5000
number, including area code,
   of agent for service)

                           --------------------------
                         CALCULATION OF REGISTRATION FEE

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  Title of         Amount          Proposed       Proposed Maximum    Amount of
Securities to      to be       Maximum Offering      Aggregate      Registration
be Registered    Registered    Price Per Share     Offering Price       Fee
--------------------------------------------------------------------------------
Common Stock,    19,899,128
$.01 par value    shares           $2.46(1)         $48,970,208(1)     $12,928
--------------------------------------------------------------------------------

(1) Estimated pursuant to Rules 457(c) and (h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the exercise prices of outstanding options for 12,302,236 shares of Common Stock and the average of the high and low prices of Common Stock on The Nasdaq Stock Market on March 27, 2000 for 7,596,892 shares of Common Stock.

This registration statement also relates to an indeterminate number of shares of Common Stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

                        ---------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

               The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933. Such documents are not required to be filed with the Securities and Exchange Commission ("Commission") as part of this Form S-8 Registration Statement.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.        Incorporation of Documents by Reference.
               ---------------------------------------

               The   following   documents   have  been   previously   filed  by
Mortgage.com, Inc. (the "Company") with the Commission and are incorporated herein by reference:

               (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, which includes audited financial statements as of and for the year ended December 31, 1998.

               (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1999.

               (c) The  description of the Company's  Common Stock  contained in
Item 1 of the Company's Registration Statement on Form 8-A, dated August 11, 1999, filed with the Commission pursuant to Section 12 of the Exchange Act, and any amendments or reports filed for the purpose of updating such description.

               All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.        Description of Securities.
               -------------------------

               Not applicable.

Item 5.        Interests of Named Experts and Counsel.
               --------------------------------------

               The validity of the shares of Common Stock being offered will be passed upon for the Company by Foley & Lardner, Jacksonville, Florida. An individual attorney at Foley & Lardner beneficially owns 30,429 shares of Common Stock.

Item 6.        Indemnification of Directors and Officers.
               -----------------------------------------

               Section 607.0850 of the Florida Business Corporation Act authorizes a court to award, or permits a Florida corporation to grant, indemnity to present or former directors and officers, as well as certain other persons serving at the request of the corporation in related capacities. This permitted indemnity is sufficiently broad to permit indemnification for liabilities arising under the Securities Act of 1933, including reimbursement for expenses incurred.

               The indemnification authorized under Florida law is not exclusive and is in addition to any other rights granted to officers and directors under the Articles of Incorporation or Bylaws of the Company or any agreement between officers and directors and the Company. The Company's Bylaws provide for the indemnification of directors, former directors and officers to the maximum extent permitted by Florida law. The registrant's Bylaws also provide that it may purchase and maintain insurance on behalf of a director or officer against liability asserted against the director or officer in such capacity. In addition, the Company has entered into Indemnification Agreements with each officer and director, other than John Buscema.

               Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against such public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses and incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issues.

Item 7.        Exemption from Registration Claimed.
               -----------------------------------

               Not Applicable.

Item 8.        Exhibits.
               --------

               The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

    Exhibit No.                  Exhibit
    ----------                   -------

       (4)       Amended and Restated Mortgage.Com, Inc. Stock Option Plan

       (5)       Opinion of Foley & Lardner

      (23.1)     Consent of KPMG LLP

      (23.2)     Consent of Foley & Lardner (contained in Exhibit 5 hereto)

       (24)      Power of Attorney relating to subsequent amendments
                 (included on the signature page to this Registration Statement)

Item 9.        Undertakings.
               ------------

               (a) The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunrise, and State of Florida, on this 7th day of February, 2000.


                                        MORTGAGE.COM, INC.


                                        By: /s/  Seth S. Werner
                                           ----------------------------------
                                           Seth S. Werner
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

               Pursuant to the  requirements of the Securities Act of 1933, this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Seth S. Werner, John J. Hogan and Edwin D. Johnson, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

        Signature                  Title                            Date
        ---------                  -----                            ----


/s/  Seth S. Werner       President, Chief Executive Officer
------------------------- (Principal Executive Officer) and
Seth S. Werner            Chairman of the Board                 February 7, 2000


/s/  Edwin D. Johnson     Senior Vice President and Chief
------------------------- Financial Officer (Principal
Edwin D. Johnson          Financial and Accounting Officer)     February 7, 2000


/s/  John J. Hogan
-------------------------
John J. Hogan             Director                              February 7, 2000


-------------------------
David W. Larson           Director                              February _, 2000


/s/ Stephen L. Green
-------------------------
Stephen L. Green          Director                              February 9, 2000


/s/ Michael K. Lee
-------------------------
Michael K. Lee            Director                              February 9, 2000


/s/  George A. Naddaff
-------------------------
George A. Naddaff         Vice Chairman of the Board            February 7, 2000

                                  EXHIBIT INDEX

            AMENDED AND RESTATED MORTGAGE.COM, INC. STOCK OPTION PLAN


  Exhibit No.                           Exhibit
  ----------                            -------

      (4)              Amended and Restated Mortgage.com, Inc. Stock Option Plan

      (5)              Opinion of Foley & Lardner

     (23.1)            Consent of KPMG LLP

     (23.2)            Consent  of  Foley &  Lardner  (contained  in  Exhibit  5
                       hereto)

      (24) Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)